Restricted Stock Agreement
Under the
Kirkland’s, Inc. 2002 Equity Incentive Plan

This Restricted Stock Agreement (this “Agreement”) is made as of the 22nd day of March, 2006 (the “Effective Date”) between Kirkland’s, Inc. (the “Company”) and Cathy David (the “Grantee”). The Restricted Shares awarded pursuant to this Agreement are subject to the terms set forth herein and in all respects not inconsistent with this Agreement are subject to the terms and provisions of the Kirkland’s, Inc. 2002 Equity Incentive Plan (the “Plan”) applicable to Restricted Shares, which terms and provisions are incorporated herein by reference. Unless the context requires otherwise, the terms defined in the Plan shall have the same meanings herein.

1. Award of Shares. The Company hereby grants to the Grantee 150,000 Restricted Shares of the Company’s common stock (the “Shares”).

2. Vesting and Forfeiture of Shares.

(a) The restrictions described in Paragraph 8 will lapse and Grantee’s rights to the restricted stock will vest in full on the fifth anniversary of Grantee’s employment commencement date, provided that Grantee remains in continuous active service to the Company until that date. If Grantee’s employment by the Company should terminate for any reason before the fifth anniversary of Grantee’s employment commencement date, Grantee will forfeit all 150,000 shares of restricted stock, provided that if, before the fifth anniversary of Grantee’s employment commencement date, the Company files an SEC Form 10-K with the Securities and Exchange Commission that reports earnings per share, as determined pursuant to generally accepted accounting principles by the Company’s independent auditors for the Company’s immediately preceding fiscal year, of $0.75 per share or more, 75,000 of the shares of restricted stock will vest and become nonforfeitable, provided further that Grantee remains in continuous active service to the Company until that date.

(b) Notwithstanding anything to the contrary in this Section 2, if Grantee is employed by the Company on the date of a Change in Control, as defined in the Plan, the restrictions will lapse as to the number of shares determined as the product of (x) times (y), where (x) is the number of shares of Restricted Stock granted pursuant to this Agreement that have not vested and become nonforfeitable as of the date of the Change in Control and (y) is a fraction, the numerator of which is the number of full calendar days of Grantee’s employment from Grantee’s employment commencement date through the date of the Change in Control, and the denominator of which is 1,826. Grantee’s rights to such number of shares of restricted stock will vest and become nonforfeitable contemporaneously with such Change in Control and the unvested shares of restricted stock will be forfeited at such time.

3. Share Legends. The certificates evidencing all the Shares shall bear such legend(s) as may be required by the Plan.

4. Escrow of Shares.

(a) Certificates evidencing the Shares issued under this Agreement will be held in escrow by the Company’s General Counsel (the “Escrow Holder”) until such Shares cease to be subject to forfeiture in accordance with Section 2, at which time, the Escrow Holder will deliver such certificates representing the nonforfeitable Shares to the Grantee; provided, however, that no certificates for Shares will be delivered to the Grantee until appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares.

(b) If any of the Shares are forfeited by the Grantee under Section 2, upon request by the Company, the Escrow Holder will deliver the stock certificate(s) evidencing those Shares to the Company, which will then have the right to retain and transfer those Shares to its own name free and clear of any rights of the Grantee under this Agreement or otherwise.

(c) The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement or in accordance with instructions which are consistent with this Agreement which are signed by both parties. If further instructions are reasonably desired by the Escrow Holder, he or she shall be entitled to conclusively rely upon directions executed by a majority of the members of the Board. The Escrow Holder shall have no liability for any act or omissions hereunder while acting in good faith in the exercise of his or her own judgment.

5. Rights of Grantee. The Grantee shall have the right to vote the Shares and to receive cash dividends with respect to the Shares; provided, however, that any dividends paid on the Shares during the period that the Shares remain forfeitable in accordance with Section 2 shall accumulate, without interest, in an unfunded and unsecured bookkeeping account established by the Company solely for the purpose of recordkeeping, and shall be paid to the Grantee as soon as practicable after the Shares with respect to which they were paid have vested and become nonforfeitable as provided in Section 2. If any dividends under this Section 5 accumulate with respect to Shares that are later forfeited by the Executive for any reason, accumulated dividends attributable to such forfeited Shares shall also be automatically forfeited.

6. Stock Splits, etc. If, while any of the Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other similar change in the Company’s common stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Shares will be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purpose of this Agreement.

7. Tax Consequences. The Grantee understands and agrees that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the vesting of the Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Grantee understands that under Section 83 of the Code the Grantee is subject to federal income tax on the fair market value of the Shares as determined on the vesting date. The Grantee understands that the Grantee may elect to be taxed at the time the Shares are granted rather than when the applicable restrictions lapse by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY SECTION 83(b) ELECTION.

8. Restriction on Transfer. Except for the escrow described in Section 4 hereof or the transfer of the Shares to the Company or its assignees as contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until the Shares become nonforfeitable in accordance with Section 2 of this Agreement.

9. Market Stand-Off. The Executive agrees that, in connection with any public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Exchange Act of 1934, she will not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Shares without the prior written consent of the Company or its underwriters, for such period of time before or after the effective date of such registration as may be requested by the Company or such underwriters, provided that all similarly situated Share recipients are subject to a similar lock-up restriction.

10. General Provisions:

(a) This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the grant of the Shares and may only be modified or amended in a writing signed by both parties.

(b) Any notice to be given to the Company will be addressed to the Company in care of its General Counsel (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to the Grantee will be delivered personally or addressed to him or her at the address given beneath his or her signature, below, or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

(c) Any notice to the Escrow Holder shall be sent to the Company’s address, with a copy to the other party not sending the notice.

(d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(e) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(f) The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(g) The grant of Shares hereunder will not confer upon the Grantee any right to continue in the employ of the Company or any of its subsidiaries or affiliates.

(h) The Committee may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

(i) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Tennessee without regard to the application of the principals of conflicts or choice of laws.

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(j) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

KIRKLAND’S, INC.

By:	/s/ Robert E. Alderson

Title:	Chief Executive Officer

CATHY DAVID

/s/ Cathy David

(Address)